Exhibit 8.1

DORSEY & WHITNEY LLP

October 30, 2017

NextSource Materials Inc. 145 Wellington Street W Suite 1001 Toronto, Ontario Canada M5J 1H8

Re:	Share Consolidation and Redomicile of NextSource Materials Inc., a Minnesota corporation

Ladies and Gentlemen:

We have acted as counsel for NextSource Materials, Inc., a Minnesota corporation (“NextSource”), in connection with (i) the Share Consolidation, as defined and described in the proxy statement/prospectus of NextSource, as amended, dated as of even date herewith (the “Proxy Statement”), (ii) the Redomicile, as defined and described in the Proxy Statement, whereby NextSource shall become a corporation organized under the Canada Business Corporations Act, and (iii) the preparation and filing of the related Registration Statement on Form S-4 (the “Registration Statement”), which includes the Proxy Statement, filed with the Securities and Exchange Commission. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Proxy Statement. At your request, and in connection with the filing of the Registration Statement, including the Proxy Statement contained therein, we are rendering our opinion concerning certain U.S. federal income tax matters.

In connection with this opinion, we have examined the Registration Statement, the Proxy Statement, and such other documents as we have deemed necessary or appropriate in order to enable us to render our opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

For purposes of rendering this opinion, we have assumed, with your permission, that (i) each of the Share Consolidation and the Redomicile will be consummated in the manner described in the Registration Statement and the Proxy Statement, (ii) the statements concerning each of the Share Consolidation and the Redomicile set forth in the Registration Statement and the Proxy Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Share Consolidation and the Redomicile, respectively, (iii) the factual statements and representations made by NextSource in the Proxy Statement and the officer’s tax certificate dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Tax Certificate”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the effective time of the Share Consolidation and the Redomicile, respectively, and (iv) any representations made in the Proxy Statement or the Officer’s Tax Certificate “to the knowledge of”, based on the belief of NextSource or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Share Consolidation and the Redomicile, respectively, in each case without such qualification.

October 30, 2017

We express our opinion herein only as to those matters specifically set forth below and no opinion should be inferred as to the tax consequences of the Share Consolidation or Redomicile under any state, local or non-U.S. law, or with respect to other areas of U.S. federal taxation. Our opinion is based on the existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), current Treasury Department regulations issued thereunder, current published administrative positions of the Internal Revenue Service (the “IRS”) contained in revenue rulings, revenue procedures, and other administrative pronouncements and judicial decisions, all as in effect as of the date hereof and all of which are subject to change at any time, possibly on a retroactive basis. There can be no assurance that our conclusions will not be rendered invalid as a result of subsequent changes in the law, including changes to the Code, the regulations thereunder, or the interpretation thereof by the courts or the IRS.

An opinion of counsel is predicated upon all the facts and conditions set forth in the opinion and is based upon counsel’s analysis of the statutes, regulatory interpretations and case law in effect as of the date of the opinion. It is not a guarantee of the current status of the law and should not be accepted as a guarantee that a court of law or an administrative agency will concur in the opinion.

Based upon and subject to the foregoing, the description of the law and the legal conclusions with respect to matters of U.S. federal income tax law set forth in the discussion in the Proxy Statement under the caption “Material U.S. Federal Income Tax Considerations,” unless otherwise noted in such discussion, constitutes our opinion.

We are furnishing this opinion in connection with the filing of the Proxy Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Proxy Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours, /s/ Dorsey & Whitney LLP